UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2020

DXC TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 245-9675

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DXC	New York Stock Exchange
2.750% Senior Notes Due 2025	DXC 25	New York Stock Exchange
1.750% Senior Notes Due 2026	DXC 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 17, 2020, DXC Technology Company entered into a purchase agreement with Dedalus Holding S.p.A., a company organized under the laws of Italy, pursuant to which Dedalus will acquire DXC’s healthcare provider software business for a purchase price of €459,375,000 (approximately $525,000,000*), subject to certain adjustments. The closing of the transaction is subject to certain conditions for the benefit of DXC and Dedalus, including (i) receipt of certain regulatory consents, (ii) the absence of any injunction or other order from a governmental authority that prevents the closing, and (iii) subject to certain exceptions, the accuracy of the representations and warranties of, and compliance with covenants by, the other party. In addition, the closing is subject to certain conditions for the benefit of Dedalus, including (a) the absence of a material adverse effect on the business or the ability of DXC to consummate the transaction and (b) receipt of certain customer consents.

On July 20, 2020, DXC issued a press release in connection with the announcement of the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

All statements in this report that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent DXC’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors many of which are outside DXC’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020. DXC disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

*Based on the USD/EUR exchange rate as reported by the Wall Street Journal on July 17, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Item	Description

99.1	Press Release regarding the sale of DXC’s healthcare provider software business dated July 20, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated: July 20, 2020	By:	/s/ Paul N. Saleh
	Name:	Paul N. Saleh
	Title:	Executive Vice President and Chief Financial Officer